
<ARTICLE>                     5
<LEGEND>
This schedule contains summary financial information extracted from the
Consolidated Balance Sheet as of March 31, 1996 and the Consolidated Statement
of Income for the three months ended March 31, 1996 of Meditrust and is qualified in its entirety by reference to such financial statements. Share amounts were adjusted in computing Earnings Per Share to reflect the November
1997 merger of Meditrust with and into Santa Anita Realty Enterprises, Inc.
("Santa Anita," and now known as "Meditrust Corporation") in which shareholders of Meditrust received 1.2016 shares of Santa Anita in exchange for each share of
Meditrust held.

</LEGEND>
<RESTATED>
<CIK>                         0000313749
<NAME>                        MEDITRUST CORPORATION
<MULTIPLIER>                                    1,000
<CURRENCY>                                      U.S. DOLLARS

<PERIOD-TYPE>                   3-MOS
<FISCAL-YEAR-END>                              DEC-31-1996
<PERIOD-START>                                 JAN-01-1996
<PERIOD-END>                                   MAR-31-1996
<EXCHANGE-RATE>                                          1
<CASH>                                              92,607
<SECURITIES>                                             0
<RECEIVABLES>                                       17,402
<ALLOWANCES>                                             0
<INVENTORY>                                              0
<CURRENT-ASSETS>                                         0
<PP&E>                                             875,986
<DEPRECIATION>                                      82,140
<TOTAL-ASSETS>                                   2,096,570
<CURRENT-LIABILITIES>                                    0
<BONDS>                                            673,809
<PREFERRED-MANDATORY>                                    0
<PREFERRED>                                              0
<COMMON>                                         1,495,621
<OTHER-SE>                                        (130,581)
<TOTAL-LIABILITY-AND-EQUITY>                     2,096,570
<SALES>                                                  0
<TOTAL-REVENUES>                                    59,327
<CGS>                                                    0
<TOTAL-COSTS>                                            0
<OTHER-EXPENSES>                                         0
<LOSS-PROVISION>                                         0
<INTEREST-EXPENSE>                                  16,105
<INCOME-PRETAX>                                     35,533
<INCOME-TAX>                                             0
<INCOME-CONTINUING>                                 35,533
<DISCONTINUED>                                           0
<EXTRAORDINARY>                                          0
<CHANGES>                                                0
<NET-INCOME>                                        35,533
<EPS-PRIMARY>                                          .54
<EPS-DILUTED>                                          .53

